EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors and Shareholders
World Gaming Plc and Subsidiaries


We hereby consent to the use of our audit report dated February 25, 2002 and July 31, 2002, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.


/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
June 30, 2003